UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FBR & CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Contacts:

Media:

Shannon Hawkins at 703.469.1190 or shawkins@fbr.com

Denise DesChenes/Ben Spicehandler, Sard Verbinnen & Co, at 212.687.8080

Investors:

Linda E. Eddy at 703.312.9715 or leddy@fbr.com

Tom Germinario, D.F. King & Co., Inc., at 212.269.5550

FBR & Co. Comments on Glass Lewis Report

ARLINGTON, VA, June 3, 2016 – FBR & Co. (NASDAQ:FBRC) (“FBR” or the “Company”) a leading investment bank serving the middle market, today issued the following statement in response to a recent report by Glass Lewis & Co (“Glass Lewis”), relating to the election of directors to FBR’s Board of Directors at the Company’s upcoming Annual Meeting of Shareholders to be held on Tuesday, June 14, 2016.

“We strongly disagree with Glass Lewis’ recommendation that shareholders vote for one of Voce’s director nominees, and urge shareholders to vote the WHITE proxy card “FOR” the reelection of all eight of FBR’s director nominees, and to discard any blue proxy cards,” said Chairman and Chief Executive Officer, Richard J. Hendrix. “FBR’s deeply experienced Board has acted as an agent for change, overseen a dramatic turnaround in the business, has recently been refreshed with three new members elected over the last two years, and is laser-focused on continuing its track record of acting in the best interests of all its shareholders and on creating long-term, sustainable shareholder value.”

Glass Lewis made the following comments in its report on FBR’s performance and governance, stating:

•	“However, over the trailing five-year period, FBR’s total return of 26% meaningfully exceeded the performance of the peer groups, which on average incurred small losses during that period. In particular, since the announced completion of the restructuring, we see that FBR’s total return of 94% is roughly three times the average return of each of the Close Peer Group and the Proxy & Advisory Peer Group, and is also materially higher than the returns of the indices. More recently, while the Company’s total loss of 25% during the year preceding the Dissident’s nomination is disappointing, the performance is essentially in line with the average decline of peers during that period.”* (Glass Lewis Report, June 2, 2016, emphasis added)

•	“…we believe FBR’s relative TSR performance since the completion of the 2011 restructuring… lends credence to the view that the Company has performed amicably since that point in the firm’s history, well before the Dissident had the Company in its sights. Even FBR’s trailing five-year performance prior to the Dissident’s nomination, a period which includes 11 months of performance prior to the announced completion of the restructuring, shows that the Company’s relative performance has been on the upswing for some time. The Company’s trailing one and three-year performance certainly leaves something to be desired but is generally in line with the average performance of its peers. Therefore, we believe FBR’s relative TSR performance has not been as poor as the Dissident has led on.”* (Glass Lewis Report, June 2, 2016, emphasis added)

•	“Not since our Proxy Paper for the Company’s 2013 annual meeting have we noted any concerns with respect to the independence of certain directors…. we note that, based on our standard review of directors’ relationships to executives and the Company, we have classified each of the non-executive directors as independent.”* (Glass Lewis Report, June 2, 2016)

•	“Turning to the director nomination process, we see that the Company has added three independent directors in the last two years, partly acknowledging the need to refresh and enhance the board, in our view. Further, two of these appointments came after the Dissident’s involvement at the Company, but before Voce informed the board that it intended to nominate director candidates.”* (Glass Lewis Report, June 2, 2016)

*	Permission neither sought nor obtained from Glass Lewis.

FBR shareholders are reminded that their vote is extremely important, no matter how many shares they hold. All shareholders of record as of May 6, 2016 are encouraged to carefully review FBR’s definitive proxy filing and vote “FOR” all eight nominees proposed by the Company’s Board of Directors on the WHITE proxy card, and strongly urged NOT to sign or return any blue proxy card sent by Voce Catalyst Partners LP.

Shareholders may vote via the internet or telephone by following the instructions on the WHITE proxy card they have received, or by returning the WHITE proxy card, signed and dated, as soon as possible.

About FBR

FBR & Co. (Nasdaq:FBRC) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiaries FBR Capital Markets & Co. and MLV & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; energy & natural resources; financial institutions; healthcare; industrials; insurance; real estate; and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States. For more information, please visit www.fbr.com.

Important Shareholder Information

FBR, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with FBR’s 2016 Annual Meeting of Shareholders. FBR has filed a definitive proxy statement and form of WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from FBR’s shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of FBR’s directors and executive officers and their respective interests in FBR by security holdings or otherwise is set forth in FBR’s definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on May 9, 2016.

Shareholders are able to obtain at no charge copies of these documents, including any proxy statement and accompanying WHITE proxy card and other documents filed with the SEC, at the SEC’s website at www.sec.gov. In addition, copies are also available at no charge at the Investor Relations section of FBR’s website at www.fbr.com.

Forward-Looking Statements

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. Financial results may fluctuate substantially from quarter-to-quarter depending on the number, size and timing of completed transactions. We have experienced, and expect to experience in the future, significant variations in our revenues and results of operations and, as a result, are unlikely to achieve steady and predictable earnings on a quarterly basis. For a discussion of these and other risks and important factors that could affect FBR’s future results and financial condition, see “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and other items throughout the Company’s Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.